Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

ANNUAL PURCHASE CONTRACT

Contract No.: CSLA[***]

Party A (Buyer): Nanjing Casela Technologies Corporation Limited

Contact Address: 9th Floor, Building C, Optoelectronics Technology Park, No. 6 Yuhe Road, Jiangbei New Area, Nanjing, China

Contact Person: [***] Telephone: [***]

Party B (Supplier): Beijing Tongmei Xtal Technology Co., Ltd.

Contact Address: No. 4 East Second Street, Tongmei Industrial Development Zone, Beijing, China

Contact Person: Li Kai Telephone:[***]

WHEREAS:

1. In light of its production and operational requirements, Party A intends to lock in long-term supply quantities with Party B so as to secure a stable source of supply and priority of supply.

2. Special Agreement: The Parties confirm that this Contract adopts a "fixed quantity, fixed price" model. Given the frequency of price fluctuations in the semiconductor raw materials market, the Parties consider it necessary to establish a capacity protection mechanism.

3. The Parties enter into this Contract on the basis of the principles of equality and free will.

ARTICLE 1 NATURE OF CONTRACT AND DEFINITION OF LOCKED ORDERS

1.1 This Contract is a definitive contract governing performance of the transaction between Party A and Party B, and sets out the core elements of that transaction, including the subject matter, the locked-order quantity, delivery, payment, breach of contract and dispute resolution.

1.2 Definition of Locked Order: For the purposes of this Contract, a "Locked Order" means that the aggregate quantity of products to be purchased by Party A during the Lock-in Period, and the unit prices of those products, are fixed, and that Party B shall reserve raw material procurement quotas and schedule its production lines accordingly.

1.3 Core of Locked Order: Party A undertakes to purchase the agreed aggregate quantity according to the agreed schedule, and Party B shall reserve the corresponding production capacity and priority of supply for Party A.

ARTICLE 2 LOCKED-ORDER QUANTITY, PRICE, AND SUPPLY PLAN

2.1 During the Lock-in Period, being January 1, 2027 through December 31, 2027, Party A commits to purchase the following aggregate quantities:

Material Code	Material Name	Model/Specification	Unit	Requested Quantity	Unit Price (Tax Inclusive) RMB	Amount (Tax Inclusive) RMB	Remarks
[***]	InP Substrate	[***]	PCS	[***]	[***]	[***]	See the Appendix Specification for details
[***]	InP Substrate	[***]	PCS	[***]	[***]	[***]	See the Appendix Specification for details

Aggregate amount inclusive of tax: RMB 173,000,000.00 being Renminbi One Hundred Seventy-Three Million Yuan Only. The aggregate amount and the aggregate quantity constitute the Parties' baseline commitments under this cooperation and form the basis on which Party B plans its production capacity and procures raw materials. During the Lock-in Period, the quantity and amount actually settled for each transaction shall be determined by reference to the reconciliation statement/purchase order confirmed by both Parties.

2.2 Delivery Plan and Change Mechanism: The detailed delivery plan confirmed by both Parties (including batch quantities, specifications, and planned delivery dates) is set forth in the delivery schedule below:

Name	Jan-27	Feb-27	Mar-27	Apr-27	May-27	Jun-27	Jul-27	Aug-27	Sep-27	Oct-27	Nov-27	Dec-27
[*** ]InP Substrate	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***] InP Substrate				[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Note: The annual demand for [***] substrates in 2027 is [***] pieces. The parties shall separately sign a supply agreement after Party B completes its production expansion plan in October 2026.

If Party A requires any change to the delivery plan (including, without limitation, advancing delivery, deferring delivery, canceling the purchase of a particular batch, or adjusting specifications), Party A shall submit a written Delivery Plan Change Application to Party B not less than 60 days in advance. Party B shall confirm in writing within 5 working days of receipt of the application whether it consents to the change. If Party B does not consent and Party A nevertheless cancels or defers the relevant order, Party A shall be deemed to have abandoned the goods and shall bear the liability for breach set out in Article 5.

If Party B requires any change to the delivery plan, Party B shall submit a written Delivery Plan Change Application to Party A not less than 15 days in advance. Party A shall confirm in writing within 5 working days of receipt of the application whether it consents to the change. If Party A does not consent to the change, Article 6 shall apply.

2.3 Excess Purchase Mechanism: If Party A's actual purchase demand during the Lock-in Period exceeds the aggregate quantity agreed in this Contract, Party B, to the extent permitted by its production capacity, undertakes to give priority to meeting Party A's excess purchase demand under the same terms as those applicable to its other customers. The Parties shall separately negotiate the unit price, quantity, delivery schedule, and other terms applicable to the excess portion and shall enter into a Supplemental Purchase Agreement.

2.4 Locked Unit Prices: See the Appendix Quotation for details.

ARTICLE 3 PAYMENT TERMS

3.1 Advance Payment: Within 15 working days from the date this Contract is signed, Party A shall pay Party B an advance payment equal to 50% of the aggregate amount of this Contract. Party B shall not formally schedule production until it has received the advance payment.

3.2 Balance Payment: Party A shall pay Party B the remaining 50% of the aggregate amount of this Contract in full on or before December 31, 2026.

ARTICLE 4 QUALITY ASSURANCE TERMS

The quality assurance terms shall be performed in accordance with the technical specifications/procurement agreement signed by both Parties.

ARTICLE 5 PROVISIONS REGARDING PARTY A'S BREACH

5.1 Events of Breach: Party A shall be deemed to be in breach of this Contract upon the occurrence of any of the following

(1) Party A unilaterally cancels an order, abandons the goods, or refuses to take delivery;

(2) Party A is in arrears in payment for more than 30 days;

(3) Party A fails to take delivery of the goods for more than 30 days after the due date;

(4) Party A fails to purchase at least 80% of the aggregate purchase quantity locked under this Contract;

(5) any other circumstance in which Party A breaches the provisions of this Contract.

Each of the circumstances described in items (1) through (4) above shall constitute a fundamental breach of this Contract.

5.2 Liability for Breach

5.2.1 If Party A commits any of the following breaches, Party B shall be entitled, according to the circumstances, to take the measures set out below:

(1) Cancellation of Orders, Abandonment of Goods, or Refusal to Take Delivery by Party A: Given that Party B has procured raw materials and reserved production capacity for the relevant order and will incur a loss of anticipated profit, Party A agrees to pay Party B compensation for abandonment of the goods in an amount equal to 15% of the order amount for the relevant batch.

(2) Late Payment by Party A: If Party A fails to pay any amount payable under this Contract when due, Party A shall pay Party B overdue interest at the rate of 0.05% of the overdue amount per day for each day of delay.

(3) Failure to Meet the Locked Quantity: If Party A fails to purchase at least 80% of the aggregate locked purchase quantity, Party A shall be deemed to have occupied Party B's production capacity resources and shall pay Party B idle capacity compensation in an amount equal to 15% of the order amount not purchased by Party A.

5.2.2 If Party A commits a fundamental breach of this Contract, Party B shall be entitled, in addition to taking the measures described above, to terminate this Contract unilaterally and to confiscate all amounts already paid by Party A under this Contract. Where Party B elects to terminate this Contract, this Contract shall be rescinded and terminated upon delivery of Party B's written notice of termination to Party A at the address for Party A set out in the preamble of this Contract.

5.2.3 If Party B suffers loss as a result of Party A's breach, or if the liquidated damages, compensation, or other amounts provided for above are insufficient to cover Party B's loss in full, Party A shall further indemnify Party B against all such losses, including, without limitation, all costs and expenses incurred by Party B in enforcing its claims under this Contract, such as attorneys' fees, litigation costs, preservation insurance premiums, travel expenses, notarization fees, appraisal fees, and enforcement fees.

5.3 Right to Dispose of Goods: Following any breach by Party A, Party B shall be entitled first to suspend performance of all outstanding delivery plans under this Contract and to suspend all production and inventory preparation activities until Party A has cured the breach or the Parties have reached a new written arrangement. Until Party A has paid in full all liquidated damages, compensation, payment for goods (if any) and all other fees and amounts, Party B shall be entitled to exercise a lien over all goods that have been produced but not delivered and to dispose of those goods separately. The proceeds of any such disposal shall be applied first against the liquidated damages, damages, overdue interest, compensation, and unpaid balance payable by Party A. To the extent the proceeds are insufficient, Party B shall remain entitled to recover the shortfall from Party A.

5.4 Party B shall be entitled to deduct directly from amounts already paid by Party A all amounts payable by Party A under this Contract, including payment for goods, liquidated damages, damages, compensation, storage fees, overdue payment interest, together with all costs and expenses incurred by Party B in enforcing its rights under this Contract, including, without limitation, attorneys' fees, litigation costs, preservation insurance premiums, travel expenses, notarization fees, appraisal fees, and enforcement fees. To the extent the amounts already paid are insufficient, Party B shall be entitled to continue to recover the shortfall from Party A.

ARTICLE 6 PROVISIONS REGARDING PARTY B'S BREACH

6.1 If Party B fails to deliver the goods on the agreed delivery date, Party A shall serve written demands on Party B. If Party B still fails to deliver within a grace period of 20 working days following two written demands from Party A, the Parties shall separately negotiate the delivery arrangements for the relevant batch of goods. For the avoidance of doubt, delivery by Party B on such other delivery date as the Parties may separately agree shall not constitute a breach of contract.

6.2 Liability for Breach: If delivery is delayed for reasons attributable to Party B, Party B shall pay liquidated damages at a daily rate of 0.05% of the order amount attributable to the delayed portion for each day of delay, provided that the aggregate liquidated damages shall not exceed 15% of the order amount attributable to the delayed portion. Such liquidated damages shall constitute Party B's entire liability for delayed delivery, and Party A shall not claim any further loss, including any loss arising from production stoppage or loss of profits.

6.3 Exemptions: If delivery by Party B is delayed for any of the following reasons, Party B shall not be liable for breach of contract, and the delivery date shall be extended accordingly:

(1) Force Majeure: Including, without limitation, natural disasters, war, government prohibitions, and controls imposed by regulatory authorities;

(2) Reasons Attributable to Party A: Including, without limitation, Party A's failure to confirm parameters in a timely manner, failure to pay the advance payment in a timely manner, changes to requirements, or Party A's breach of contract.

ARTICLE 7 MISCELLANEOUS

7.1 Effect of Appendix: The Quotation appended to this Contract shall be executed simultaneously with this Contract and shall have the same legal effect as this Contract.

7.2 Dispute Resolution: Any dispute arising out of this Contract shall be subject to the jurisdiction of the People's Court at the place where the plaintiff is located. All expenses incurred in protecting rights under this Contract, including attorneys' fees, preservation insurance premiums, notarization fees, and travel expenses, shall be borne by the breaching Party.

7.3 Conditions to Effectiveness: This Contract shall become effective on the date on which it is signed by the legal representatives or authorized representatives of both Parties and affixed with their respective official seals or contract seals.

7.4 This Contract shall remain in effect until expiry of the Lock-in Period, that is, until December 31, 2027.

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Party A (Seal Affixed): Nanjing Casela Technologies Corporation Limited Legal Representative/Authorized Representative: [Signature] Date: June 11, 2026	Party B (Seal Affixed): Beijing Tongmei Xtal Technology Co., Ltd. Legal Representative/Authorized Representative: Date: June 11, 2026

Appendix

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